                                  Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-23185 and 33-46439) of Aristar, Inc. and subsidiaries of our report dated January 18, 1994 appearing on page 10 of this Form 10-K.


PRICE WATERHOUSE
Memphis, Tennessee
March 23, 1994